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                                                                   Exhibit 99.10

                                                              September 12, 2001

Mr. Gerald Gorman, Chairman
EasyLink Services Corporation
399 Thornall Street
Edison, NJ    08837

Mr. Gorman:

Transamerica Business Credit Corporation ("Transamerica") has proposed the following terms and conditions to EasyLink Services Corporation ("EasyLink") to restructure its current obligations under all Transamerica leases (the "Lease").

Forbearance Terms & Conditions:

Transamerica agrees to waive all defaults existing on or before June 30, 2001 (the "Existing Default Waiver") and to forbear immediate enforcement rights with respect any defaults occurring on and after July 1, 2001until October 31, 2001 (the "Existing Default Waiver") and restructures all Lease payments until October 31, 2001, so long as EasyLink complies with each and every one of the following conditions (the "Forbearance Conditions"):

o Restructure all lease payments as of June 30, 2001 in the amount of $2,572,994.28. EasyLink shall deliver a promissory note in the principal amount of $2,572,994.28 ("Amended Note"). The Amended Note shall be payable on demand after October 31, 2001 and shall accrue interest at an annual rate of 12% commencing June 30, 2001. The Amended Note shall continue to be secured by the equipment subject to the Lease. Transamerica agrees to release the security interest on any property that EasyLink sells upon receipt of funds by Transamerica. EasyLink shall apply the proceeds of the sale of any property (such sale to be at a commercially reasonable price) that is subject to the Transamerica security interest to the Equipment Purchase Payment described below and shall reduce the principal amount of the Amended Note.

o Within 30 days of Transamerica signing this agreement, EasyLink will grant Transamerica a perfected lien (the "Lien") on all of EasyLink's assets (except as provided below and including but not limited to all Intellectual Property) subject to the following provisions:

         o Lien will not cover working capital and will permit the issuance of up to $25 million of debt with more senior liens to raise new cash capital,

         o Lien will be subordinate to existing liens and permitted liens (normal course liens such as statutory liens, capital leases, purchase money liens etc.),

         o All of the debt secured by the Lien shall be treated on a pari passu basis. EasyLink will, at its expense, and if necessary, arrange for a collateral agent to manage the Lien for all parties, both existing and new. Such Lien may secure other debt held by such other creditors who may, as determined by EasyLink, from time to time become a party to the security agreement providing such Lien.

o By October 31, 2001, EasyLink will purchase all equipment and other property leased from Transamerica for one or more cash payments aggregating $576,000, which represents 17.5% of the original equipment and property cost ("Equipment Purchase Payment"). These payments shall be credited against principal of the Amended Note. For each business day that the Equipment Purchase Payment is made after October 31, 2001, EasyLink will pay Transamerica a penalty (the "Penalty Payment") equal to 2.5% of the amount of the payment shortfall. EasyLink, at its option, may pay the penalty in cash or stock (stock to be valued at average closing price for 10 trading days ending one week before penalty payment date). To the extent that a Penalty Payments is applicable, such Penalty Payment shall be made on the day that the Equipment Purchase Payment is made.

o EasyLink's successful raising of a minimum of $10 million of capital by no later than October 31, 2001 (the "Financing Condition").


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o    EasyLink shall enter into restructuring arrangements with AT&T Corp. by no later than October 31, 2001 with respect to its outstanding note, George Abi Zeid with respect to his outstanding note and lessors holding at least 90% of its equipment lease obligations, on terms and conditions taken as a whole that are not more favorable to such parties than the terms hereof (the "Other Creditors Condition").

Upon complete satisfaction of the Financing Condition and the Other Creditors Condition, the Lease shall terminate and Transamerica agrees to enter into the Restructure Terms set forth below. In the event EasyLink shall not comply with any of the Forbearance Conditions, Transamerica shall no longer be required to forbear enforcement rights and, in addition the benefits, rights and remedies hereunder shall be afforded all rights and remedies as stated in the Lease.

Restructure Terms:

In exchange for the conversion of the principal of and accrued interest on the Amended Note, EasyLink will provide to Transamerica:

Outstanding balances of Amended Note (principal and     Reduced to $618,000 (the "Restructure Note")
interest)

Interest rate                                           12% per annum, payable quarterly, with quarterly
                                                        interest payments commencing upon the close by
                                                        EasyLink and Transamerica of the Restructure Note.
                                                        Interest on any portion prepaid shall be paid on
                                                        the date of such prepayment as provided herein.
                                                        EasyLink may make the interest payments in cash or
                                                        EasyLink stock provided (i) if paid in stock, the
                                                        market value of the stock must be equal to 120% of
                                                        the cash interest payment due (stock to be valued
                                                        at the average closing price for 10 trading days
                                                        ending one week before interest payment date) and
                                                        (ii) stock payments will not be permitted if
                                                        EasyLink's free cash balance at the time is in
                                                        excess of $20 million.  Unless already included in
                                                        a previously filed registration statement, EasyLink
                                                        shall file a registration statement covering the
                                                        shares issued in payment of interest.

Scheduled principal payments                            $88,285 (subject to proportionate reduction as a
                                                        result of a prepayment), paid in cash, commencing on
                                                        the second anniversary of executing the Restructure
                                                        Note, and semi-annually thereafter until paid in
                                                        full (7 semi-annual payments in all).

Balloon Residual Payment                                On the third anniversary of executing the definitive
                                                        restructuring agreements, EasyLink will make a
                                                        balloon residual payment in the amount of $395,000
                                                        (equal to 12% of the original equipment cost) in
                                                        cash.

Conversion                                              The Restructure Note will be convertible at any time
                                                        at Transamerica's option into shares of EasyLink
                                                        Class A common stock at an exercise price of $1.00
                                                        per share (subject to appropriate adjustment in the
                                                        event of a stock split, stock dividend or stock
                                                        combination).

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
Security                                                The Restructure Note will continue to be secured by
                                                        the Transamerica equipment and property.
                                                        Transamerica agrees to release the security
                                                        interest in any equipment or property that EasyLink
                                                        sells upon receipt of funds from such sale. In
                                                        addition, the Restructure Note will be secured by
                                                        Liens on the same terms as the Amended Note.

Mandatory prepayments                                   On or before June 30, 2002, up to 100% of the
                                                        Restructure Note and accrued interest thereon shall
                                                        be subject to mandatory prepayment upon the 5th
                                                        business day after the closing of one or more
                                                        equity or equity-linked financings in which the
                                                        Company raises cash in an aggregate cumulative
                                                        amount in excess of $10 million ("Eligible
                                                        Financings").  In such event, the Company shall
                                                        prepay the Restructure Note with (i) cash in an
                                                        amount equal to 1.24% of the net proceeds (after
                                                        placement fees and expenses) in excess of $10
                                                        million received in one or more Eligible Financings
                                                        and (ii) with stock with a market value equal to
                                                        the cash payment. For example, if Transamerica's
                                                        share of the cash proceeds is $100,000 then
                                                        Easylink would be obliged to pre-pay $200,000 of
                                                        the Restructure Note, $100,000 in cash and $100,000
                                                        in stock (stock to be valued at average closing
                                                        price for 10 trading days ending one week before
                                                        pre-payment date). Unless already included in a
                                                        previously filed registration statement, EasyLink
                                                        shall file a registration statement covering the
                                                        shares issued in payment of interest.

Optional prepayments                                    At any time and from time to time on or before the
                                                        June 30, 2002, the Company may prepay at its option
                                                        up to 100% of the Restructure Note and accrued
                                                        interest thereon upon the same terms and conditions
                                                        (i.e. cash and shares of EasyLink stock) as set
                                                        forth above for mandatory prepayment.

                                                        The Company may elect at any time and from time to
                                                        time to prepay the outstanding balance of the
                                                        Restructure Note, or any portion thereof, plus
                                                        accrued interest for cash in such amount.

Share Issuance                                          EasyLink shall issue to Transamerica 927,000 shares
                                                        of Class A Common Stock upon closing of the
                                                        restructuring. Unless already included in a
                                                        previously filed registration statement, EasyLink
                                                        shall file a registration statement covering the
                                                        shares issued in payment of interest.

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The above is contingent upon entering into and completion of documentation acceptable to Transamerica and its counsel on or before September 28, 2001. This agreement expires unless signed on or before September 14, 2001.

Sincerely,

TRANSAMERICA BUSINESS CREDIT CORPORATION

By  /s/ Allen M.Sailer
----------------------------
Name: Allen M. Sailer
Title: Vice President

Accepted:

EASYLINK SERVICES CORPORATION

By  /s/ Frank J. Graziano
----------------------------
Name: Frank J. Graziano
Title: Senior Vice President


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